Exhibit 23.4

CONSENT OF RON MOLNAR

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Reports titled “Amended Geological Introduction and Maiden Inferred Resource Estimate for Standard Lithium Ltd.’s Lanxess Smackover Lithium-Brine Property in Arkansas, United States” dated November 19, 2018 and amended March 14, 2019, “Amended Geological Introduction and Maiden Inferred Resource Estimate for Standard Lithium Ltd.’s Tetra Smackover Lithium-Brine Property in Arkansas, United States” dated February 28, 2019 and amended March 14, 2019, “Preliminary Economic Assessment of LANXESS Smackover Project” dated August 1, 2019, and “Preliminary Economic Assessment of SW Arkansas Lithium Project” dated November 20, 2021,which is included in, or incorporated by reference into, the Registration Statement on Form S-8 dated January 28, 2022 and any amendments and exhibits thereto, of Standard Lithium Ltd.

/s/ Ron Molnar
Ron Molnar Ph.D. P. Eng. President METNETH2O Inc.

Date: January 28, 2022